UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2005

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As previously announced, the Company will restate its financial statements for the full 2002 fiscal year, the second and third fiscal quarters of 2003, the full 2003 fiscal year, and the first and second fiscal quarters of 2004. On May 11, 2005, the Company issued a press release in which it announced that it believes that the aggregate impact of these restatements on its balance sheet is a reduction of $1.6 million in stockholders’ equity at June 30, 2004, and the net impact on its statements of operations during the period from January 1, 2002 through June 30, 2004 is a reduction in net income of $2.7 million, of which $1.6 million impacted the first six months of 2004. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1

In addition, on May 11, 2005, the Company issued a press release in which it announced certain preliminary, partial unaudited financial information for the fiscal quarter ended March 31, 2005. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

The attached press releases are incorporated herein solely for purposes of this Item 2.02 disclosure. Except for the information set forth in Items 3.01 and 4.02 below, which shall be deemed filed and incorporated, this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language of such filing.

The financial information contained in the attached press releases is preliminary, unaudited, and is subject to change. As described in Item 4.02(a) of this Current Report, until such time as the Company is able to file with the Securities and Exchange Commission its financial statements for these periods, neither its existing financial statements nor the financial information set forth in the press releases should be relied upon.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 7, 2005, the Company received notice from The Nasdaq Stock Market that a Nasdaq Listing Qualification Panel had granted the Company’s request to extend the deadline to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14) to May 15, 2005. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended. The Company has not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, or its restated financial statements for the full 2002 fiscal year, the second and third fiscal quarters of 2003, the full 2003 fiscal year, and the first and second fiscal quarters of 2004 (the “Required Filings”).

The Company will be unable to file the Required Filings by the May 15, 2005 deadline, and has filed a request with The Nasdaq Stock Market to extend the deadline to come into substantial compliance with Nasdaq Marketplace Rule 4310(c)(14) to May 23, 2005, and to extend the deadline to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14) to May 27, 2005.

Although The Nasdaq Stock Market previously indicated that the Company’s shares would remain listed on The Nasdaq National Market through May 15, 2005, as a result of this new request for extension the Company’s shares may be delisted at any time. The Company cannot provide any assurance that it will be able to obtain any extension from The Nasdaq Stock Market, or that it will be able to meet any other deadline established by The Nasdaq Stock Market to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14). If the Company does obtain an extension to the deadline to come into compliance with Nasdaq Marketplace Rule 4310(c)(14), but does not make the Required Filings by such deadline, its shares will immediately be delisted from The Nasdaq National Market.

If the Company’s shares of common stock are delisted from The Nasdaq National Market, they may not be eligible to trade on any national securities exchange or the over-the-counter market. If the Company’s common stock is no longer traded through a market system, it may not be liquid, which could affect its price. In addition, the Company may be unable to obtain future equity financing, or use its common stock as consideration for mergers or other business combinations. The Company intends to appeal any decision to delist its shares from The Nasdaq National Market, but cannot provide any assurance that its appeal will be successful. Any such appeal will not stay the decision to delist the Company’s shares.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of Autobytel Inc. dated May 11, 2005

99.2*	Press Release of Autobytel Inc. dated May 11, 2005

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President
and General Counsel

Date: May 16, 2005

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of Autobytel Inc. dated May 11, 2005

99.2*	Press Release of Autobytel Inc. dated May 11, 2005

*	filed herewith